Exhibit 99.1
NXSTAGE® REPORTS THIRD QUARTER 2009 FINANCIAL RESULTS AND RAISES REVENUE GUIDANCE FOR FISCAL 2009
Highlights:
- Revenue Exceeds Expectations: $38.0 million, up 25% from $30.5 million in Q3’08
- Home Market: $16.4 million, up 32% from $12.4 million in Q3’08
- Gross Margin: 25%, up from 16% in Q3’08
LAWRENCE, Mass., Nov. 5, 2009 — NxStage Medical, Inc. (Nasdaq: NXTM), a leading manufacturer of innovative dialysis products, today posted strong third quarter results.
Net revenue for the third quarter of 2009 was $38.0 million, compared with the Company’s guidance for third quarter revenue in the range of $32.5 to $34.5 million. The Company’s third quarter revenue includes approximately $2.5 million of third quarter sales within the In-Center market that management had previously expected to be deferred to the fourth quarter of 2009. The Company further exceeded its guidance as a result of stronger than anticipated machine and disposable sales in the Critical Care market and core growth in the Home market.
The Company’s third quarter revenue represents an increase of 25 percent when compared with revenue of $30.5 million for the third quarter of 2008.
“Our strategy to drive further improvements in both our operating and financial positions proved to be very effective during the third quarter. Our efforts led to better overall execution compared to our expectations, and stronger than anticipated demand across our three markets,” stated Jeffrey H. Burbank, Chief Executive Officer of NxStage Medical. “The third quarter also continued our trend of solid sequential improvement in other key areas including gross margin, adjusted EBITDA and cash.”
Revenue within the Company’s Home market was $16.4 million for the third quarter of 2009, an increase of 32 percent when compared with revenues of $12.4 million for the third quarter of 2008. Revenue for the Company’s Critical Care and In-Center markets was $5.7 million and $16.0 million, respectively, for the third quarter of 2009, representing an increase of 29 percent and 17 percent, respectively, when compared with revenue for the third quarter of 2008.
Gross margin improved to 25 percent in the third quarter of 2009 as compared to 16 percent in the third quarter of 2008.
Net loss for the third quarter of 2009 was $10.0 million, or ($0.22) per share. This compares to a net loss of $15.0 million, or ($0.33) per share for the third quarter of 2008, which included the negative impact of a $1.8 million change in fair value of financial instruments.
Cash and cash equivalents as of September 30, 2009 were $22.1 million. The Company’s cash usage for the third quarter of 2009 was $2.4 million.
For the third quarter of 2009, the Company had an Adjusted EBITDA loss of $2.4 million, adjusted for stock-based compensation, deferred revenue recognized and other non-recurring expenses, compared with an Adjusted EBITDA loss of $7.3 million in the third quarter of 2008. These results were better than the Company’s guidance for an Adjusted EBITDA loss of $3.0 to $4.0 million for the third quarter of 2009. (See the exhibits for a reconciliation of this non-GAAP measure.)

Guidance:
For the fourth quarter of 2009, the Company is forecasting revenue to be between $37.0 to $39.0 million, a net loss in the range of $8.5 to $9.5 million or ($0.18) to ($0.21) per share, and an Adjusted EBITDA loss in the range of $1.5 to $2.5 million.
Supported by its strong performance year to date in 2009, the Company now anticipates revenue for the 2009 fiscal year to be in a range of $145 to $147 million, compared with its prior guidance for revenue to be in a range of $135 to $145 million.
This release contains a non-GAAP financial measure. A reconciliation of the Company’s non-GAAP financial measure to its most comparable GAAP financial measure is in the exhibits to this press release.
Conference Call:
NxStage will also host a conference call today at 9:00 a.m. Eastern Time to discuss its third quarter financial results. To listen to the conference call, please dial 866-761-0749 (domestic) or 617-614-2707 (international). The passcode is 89787973. The call will also be webcast LIVE and can be accessed via the investor relations section of the Company’s website at www.nxstage.com/ir.cfm.
A replay of the conference call will be available 3 hours after the start of the call through November 19, 2009. To access the replay dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter passcode 53620507. An online archive of the conference call can be accessed via the investor relations section of the Company’s website at www.nxstage.com/ir.cfm.
About NxStage
NxStage Medical, Inc. (Nasdaq: NXTM) is a medical device company, headquartered in Lawrence, Massachusetts, USA, that develops, manufactures and markets innovative products for the treatment of ESRD and acute kidney failure. For more information on NxStage and its products, please visit the Company’s website at www.nxstage.com.
Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Examples of these forward-looking statements include statements as to anticipated operating results, including revenues, loss, and Adjusted EBITDA numbers, and other expectations as to future operating results. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond NxStage’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements, including market acceptance and demand for NxStage’s products, growth in home and/or daily hemodialysis, unanticipated difficulties in achieving operational efficiencies and cost reductions, changes in reimbursement for home and daily hemodialysis, changes in the regulatory environment, changes in the historical purchasing patterns and preferences of our major customers, including DaVita Inc., and certain other factors that may affect future operating results and which are detailed in NxStage’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the period ended June 30, 2009.
In addition, the statements in this press release represent NxStage’s expectations and beliefs as of the date of this press release. NxStage anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while NxStage may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing NxStage’s expectations or beliefs as of any date subsequent to the date of this press release.
Contact:
Kristen K. Sheppard, Esq.
VP, Investor Relations
978-332-5923
ksheppard@nxstage.com
Non-GAAP Financial Measure
The Company discloses a certain non-GAAP financial measure to supplement the Company’s consolidated financial statements presented on a GAAP basis. This non-GAAP measure is not in accordance with, or an alternative for, generally accepted accounting principles in the United States and may be different from similar non-GAAP financial measures used by other companies. The non-GAAP financial measure disclosed by the Company is not meant to be considered superior to, or a substitute for, results of operations prepared in accordance with GAAP. Management uses Adjusted EBITDA (EBITDA adjusted for stock based-compensation, deferred revenue recognized, and other non-recurring expenses) to understand operational cash usage. The Company believes the non-GAAP financial measure provides useful and supplementary information allowing investors greater transparency to one measure used by management. The non-GAAP financial measure is meant to supplement, and to be viewed in conjunction with, GAAP financial measures. The non-GAAP financial measure is reconciled to the most comparable GAAP financial measure below.

NxStage Medical, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Revenues	$38,033	$30,466	$108,166	$93,087
Cost of revenues	28,488	25,684	82,749	79,872

Gross profit	9,545	4,782	25,417	13,215

Operating expenses:
Selling and marketing	7,449	6,839	22,091	20,937
Research and development	2,707	1,986	7,380	6,474
Distribution	3,267	3,472	10,476	10,202
General and administrative	4,808	4,744	14,512	14,443

Total operating expenses	18,231	17,041	54,459	52,056

Loss from operations	(8,686)	(12,259)	(29,042)	(38,841)

Other expense:
Interest income	7	146	32	453
Interest expense	(1,130)	(1,017)	(5,502)	(2,908)
Change in fair value of financial instruments	—	(1,835)	—	251
Other (expense) income, net	(59)	138	20	(155)

	(1,182)	(2,568)	(5,450)	(2,359)

Net loss before income taxes	(9,868)	(14,827)	(34,492)	(41,200)

Provision for income taxes	179	143	298	248

Net loss	$(10,047)	$(14,970)	$(34,790)	$(41,448)

Net loss per share, basic and diluted	$(0.22)	$(0.33)	$(0.75)	$(1.03)

Weighted-average shares outstanding, basic and diluted	46,672	45,067	46,600	40,204

NxStage Medical, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	September 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$22,095	$26,642
Accounts receivable, net	11,668	11,886
Inventory	27,754	30,862
Prepaid expenses and other current assets	2,073	2,011

Total current assets	63,590	71,401

Property and equipment, net	10,630	12,254
Field equipment, net	25,152	30,445
Deferred cost of revenues	23,592	23,711
Intangible assets, net	28,907	31,004
Goodwill	42,698	42,698
Other assets	901	553

Total assets	$195,470	$212,066

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,341	$17,183
Accrued expenses	10,652	10,746
Current portion of long-term debt	62	9,110

Total current liabilities	28,055	37,039

Deferred revenue	32,766	29,634
Long-term debt	37,226	21,054
Other long-term liabilities	2,008	1,892

Total liabilities	100,055	89,619

Commitments and contingencies
Stockholders’ equity:
Undesignated preferred stock: par value $0.001, 5,000,000 shares authorized; no shares issued and outstanding, as of September 30, 2009 and December 31, 2008	—	—
Common stock: par value $0.001, 100,000,000 shares authorized; 46,695,539 and 46,548,585 shares issued and outstanding, as of September 30, 2009 and December 31, 2008, respectively	47	47
Additional paid-in capital	362,934	355,266
Accumulated deficit	(268,037)	(233,247)
Accumulated other comprehensive income	471	381

Total stockholders’ equity	95,415	122,447

Total liabilities and stockholders’ equity	$195,470	$212,066

NxStage Medical, Inc.
Cash Flows from Operating Activities
(in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2009	2008
Cash flows from operating activities:
Net loss	$(34,790)	$(41,448)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	15,367	14,073
Stock-based compensation	6,392	4,456
Change in fair value of financial instruments	—	(251)
Other	1,977	660
Changes in operating assets and liabilities:
Accounts receivable	337	(1,248)
Inventory	(3,707)	(24,511)
Prepaid expenses and other current assets	682	1,073
Accounts payable	25	(4,713)
Accrued expenses and other liabilities	1,455	(3,375)
Deferred revenue	(653)	8,331

Net cash used in operating activities	$(12,915)	$(46,953)

NxStage Medical, Inc.
Revenues by Segment
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
System One segment
Home	$16,356	$12,412	$45,914	$34,807
Critical Care	5,672	4,401	15,381	13,107

Total System One segment	22,028	16,813	61,295	47,914
In-Center segment	16,005	13,653	46,871	45,173

Total	$38,033	$30,466	$108,166	$93,087

NxStage Medical Inc.
Non-GAAP Financial Measures
(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net loss	$10.0	$15.0	$34.8	$41.4
Less: Depreciation amortization, interest, and taxes	(6.6)	(5.9)	(21.2)	(16.9)
Less: Adjusting items*	(1.0)	(1.8)	(2.1)	(1.3)

Adjusted EBITDA loss	$2.4	$7.3	$11.5	$23.2

*	Adjusting items include stock-based compensation, deferred revenue recognized and other non-recurring expenses

NxStage Medical Inc.
Non-GAAP Financial Guidance
(in millions)

	Three Months Ended
	December 31, 2009
	Low	High
	Estimate	Estimate
Net loss	$8.5	$9.5
Less: Depreciation amortization, interest, and taxes	(6.5)	(6.5)
Less: Adjusting items*	(0.5)	(0.5)

Adjusted EBITDA loss	$1.5	$2.5

*	Adjusting items include stock-based compensation, deferred revenue recognized and other non-recurring expenses